N E W S R E L E A S E

Contacts:	Brett Manderfeld	John S. Penshorn
	Vice President	Senior Vice President
	952-936-7216	952-936-7214

Media:	Tyler Mason
Vice President of Communications
424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP TO HOST INVESTOR CONFERENCE

NEW YORK, N.Y. (November 20, 2017) - UnitedHealth Group (NYSE: UNH) will host its annual Investor Conference with analysts and institutional investors in New York City on Tuesday, November 28, 2017, beginning at 8:00 a.m. EST. At the meeting, senior leaders will discuss the Company’s performance and outlook, including reviewing business trends and initiatives related to its various business units and providing financial projections for 2018.

The Company will host a livestream of the presentation and management question and answer portions of this meeting and will make conference materials available on its Investors page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company web site through January 2, 2018.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.